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                                                                      Exhibit 99
                                                           For Immediate Release


            Peritus Software Services Announces Workforce Reduction

Westborough, MA. - February 8, 2001 - Peritus Software Services, Inc. (OTC:
PTUS.OB), a provider of solutions for software maintenance technology and services, today announced that the Company is reducing its workforce effective February 23, 2001, resulting in a loss of nine employees. "This is a very difficult decision but the Company needs to better align its costs with anticipated revenues for 2001," said John Giordano, President and CEO. As previously announced, the Company continues to engage The Catalyst Group, LLC to render financial advisory and investment banking services in connection with exploring strategic alternatives including the potential sale of the Company.

About Peritus

Founded in 1991, Peritus Software Services, Inc. offers products and services that enable organizations to improve the productivity, effectiveness and quality of the software evolution process. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. From time to time, the Company may provide oral and or written forward-looking statements in other materials it releases to the public. The Company does not assume any obligation to update any of the forward-looking statements it makes.

Contact:  Ronald C. Garabedian
          Vice President and Treasurer
          Peritus Software Services, Inc.
          Phone:  508-870-0963
          Fax:  508-870-0764
E-mail:   rgarabedian@peritus.com
          -----------------------

Peritus is a registered trademark of Peritus Software Services, Inc.